Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne H. Lloyd
Executive Vice President and Chief Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA MATERIALS, INC. REPORTS FIRST-QUARTER RESULTS

Net Sales Increase of 10% Leads to Gross Margin Expansion and Improved Profitability

Aggregates Product Line Volume Up 8%;

Specialty Products Posts First-Quarter Record Net Sales

RALEIGH, North Carolina (April 29, 2014) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported its results for the first quarter ended March 31, 2014.

Ward Nye, President and CEO of Martin Marietta Materials, stated: “Our first-quarter 2014 results reflect the continued economic momentum from 2013’s fourth quarter as well as successful execution of our strategic initiatives to improve performance and maintain a lean cost structure. This combination helped drive both revenue growth and improved profitability. Aggregates product line shipments increased 8%. Importantly, shipments in March 2014 increased 13% compared with March 2013, an indicator of accelerating demand as the annual construction season begins. The Aggregates business’ gross margin (excluding freight and delivery revenues) expanded 400 basis points, despite the impact of adverse winter weather conditions on production volume and costs.

“In addition, our Specialty Products business posted first-quarter record net sales, making a significant contribution to our quarterly results.

“Private construction continues to be solid across all of our geographies. We also noted public-sector volume growth in Texas and Colorado, where robust state-funding programs are providing additional funds for transportation investment. Public construction in other areas, however, continues to be unsettled by uncertainty in long-term federal funding.”

Mr. Nye continued, “We remain excited about our pending combination with Texas Industries, which we announced in January. The combination provides an expanded platform for growth and greater leverage to construction activity in Texas and California, thus creating long-term value for shareholders of both companies. We are cooperating with regulatory agencies; the process is advancing as planned.”

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MLM Announces First-Quarter 2014 Results

April 29, 2014

NOTABLE ITEMS FOR THE QUARTER (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FIRST QUARTER)

•	Loss per diluted share of $0.47 (includes a $0.12 per diluted share charge for business development expenses related to the proposed combination with Texas Industries, Inc.); adjusted loss per diluted share of $0.35 compared with loss per diluted share of $0.61

•	Consolidated net sales of $379.7 million compared with $344.1 million

•	Aggregates product line volume increase of 8.1%; aggregates product line pricing decline of 1.3%, due to geographic and product mix

•	Specialty Products first-quarter record net sales of $57.4 million; earnings from operations of $16.3 million

•	Consolidated gross margin (excluding freight and delivery revenues) of 6.8%, up 310 basis points

•	Consolidated selling, general and administrative expenses (SG&A) decreased 190 basis points as a percentage of net sales

•	Consolidated loss from operations of $15.9 million (includes $9.5 million of business development expenses related to the proposed combination with Texas Industries, Inc.); adjusted consolidated loss from operations of $6.4 million compared with consolidated loss from operations of $23.3 million

SEGMENT RESULTS (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FIRST QUARTER)

Aggregates Business

Aggregates product line shipments reflect double-digit growth in three of the four end-use markets. Volumes to the nonresidential market represented 34% of quarterly shipments and increased 13%, reflecting growth in the commercial and energy sectors. The residential end-use market accounted for 15% of quarterly shipments, and volumes to this market increased 16%, with notable growth in the Southeast and West Groups. The ChemRock/Rail market accounted for 12% of volumes, with higher ballast and agricultural lime shipments driving this market’s 14% growth.

Shipments to the infrastructure market were flat and comprised the remaining 39% of the aggregates product line. Strength in infrastructure spending was apparent in the West Group, particularly in states with strong department of transportation programs and where alternative financing options, including special-purpose taxes, have been approved. That said, uncertainty remains regarding a successor federal highway bill beyond the September 30 expiration of the Moving Ahead for Progress in the 21st Century Act, or MAP-21. It is generally recognized that additional revenue sources are needed to maintain the Highway Trust Fund’s solvency. Amid this environment, several states, including Colorado, Georgia and Iowa have stated their intentions to take a cautious approach with committing to major projects if federal highway funding is not stabilized by the expiration of MAP-21. While there is executive and legislative support for a successor bill, key provisions are still being deliberated, including duration of the bill, annual funding levels and revenue sources.

Geographically, the West Group reported a 21.5% increase in aggregates product line shipments while the Mid-America and Southeast Groups reported declines of 5.3% and 2.5%, respectively. In addition to the impact of weather, these variances continue to reveal, particularly in relation to the prior construction cycle peak, that many western states are operating in the growth mode of the cycle, while many eastern states are still transitioning from recovery to growth. Aggregates product line pricing declined 1.3%, due to geographic and product mix. The West Group, in particular the Colorado operations, has lower

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MLM Announces First-Quarter 2014 Results

April 29, 2014

average selling prices compared with the Mid-America and Southeast Groups. Shipments in the West Group comprised a larger percentage of quarterly shipments in 2014. Additionally, shipments of clean stone, which have a higher average selling price compared with other products, represented a lower percentage of quarterly volumes in 2014. If geographic and product mix had been the same as the prior-year quarter, aggregates product line pricing would have increased approximately 1%.

The vertically integrated product lines each reported growth in net sales and gross profit. The ready mixed concrete product line achieved a 45% increase in net sales, which reflected volume and pricing improvement of 24% and 9%, respectively. The asphalt product line reported a 9% increase in net sales, due to increased shipments.

Aggregates product line production volumes decreased 2.4%, due to weather constraints. As expected, this led to an underabsorption of fixed costs and a higher cost per ton. Although adversely affected by weather, higher net sales more than offset cost challenges and led to a 400-basis-point expansion of the business’ gross margin (excluding freight and delivery revenues).

Specialty Products Business

Specialty Products continued its strong performance and generated record first-quarter net sales of $57.4 million, an increase of 3.9% over the prior-year quarter. Growth was attributable to the chemicals product line. The business’ gross margin (excluding freight and delivery revenues) of 32.7% declined 280 basis points, primarily due to higher natural gas costs – a direct result of a colder-than-usual winter and the resultant impact on natural gas demand. First-quarter earnings from operations were $16.3 million compared with $17.1 million in the prior-year quarter.

CONSOLIDATED SG&A AND BUSINESS DEVELOPMENT EXPENSES

Consistent with expectations, consolidated SG&A declined $3.4 million, or 190 basis points as a percentage of net sales. Lower pension expense and the absence of information systems upgrade costs incurred in 2013 primarily account for the reduction. The Company incurred $9.5 million of business development expenses related to the pending combination with Texas Industries, Inc. Excluding these business development expenses, the adjusted consolidated loss from operations was $6.4 million. This compares with a consolidated loss from operations of $23.3 million in the prior-year quarter and reflects more than 70% improvement from 2013.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for the quarter was $6.6 million compared with $18.6 million in 2013. Higher earnings were more than offset by the working capital impact of higher net sales on the level of accounts receivable.

At March 31, 2014, Martin Marietta’s ratio of consolidated debt to consolidated EBITDA, as defined in the Company’s senior credit facility, for the trailing twelve months was 2.74 times, in compliance with the Company’s covenant.

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MLM Announces First-Quarter 2014 Results

April 29, 2014

FULL-YEAR OUTLOOK

The Company is encouraged by various positive trends in its business and markets, notably:

•	Nonresidential construction is expected to grow in both the heavy industrial and commercial sectors.

•	Shale development and related follow-on public and private construction activities are anticipated to remain strong.

•	The commercial building sector is expected to benefit from improved market fundamentals, such as higher occupancies and rents, strengthened property values and increased real estate lending.

•	Residential construction should continue to grow, driven by historically low mortgage rates, higher multi-family rental rates, rising housing prices; total annual housing starts are expected to exceed one million units for the first time since 2007.

•	For the public sector, authorized highway funding from MAP-21 should increase slightly compared with 2013.

•	Additionally, state initiatives to finance infrastructure projects are expected to grow and continue to play a more expanded role in public-sector activity.

Based on these trends and expectations, the Company anticipates:

•	Aggregates end-use markets compared to 2013 levels: infrastructure shipments to increase slightly; nonresidential shipments to increase in the mid-to-high single digits; residential shipments to experience double-digit growth; and ChemRock/Rail shipments to increase in the low-single digits.

•	Aggregates product line shipments to increase by 4% to 5% compared with 2013 levels.

•	Aggregates product line pricing to increase by 3% to 5% for the year compared with 2013.

•	Aggregates product line direct production cost per ton to decrease slightly compared with 2013.

•	Vertically integrated businesses to generate between $385 million and $405 million of net sales and $40 million to $45 million of gross profit.

•	SG&A expenses as a percentage of net sales to decline compared with 2013, driven in part by $7.9 million of nonrecurring costs related primarily to the 2013 completion of the Company’s information systems upgrade, as well as, lower pension costs.

•	Net sales for the Specialty Products segment to be between $225 million and $235 million, generating $85 million to $90 million of gross profit.

•	Interest expense to remain relatively flat compared with 2013.

•	Estimated effective income tax rate to approximate 29%, excluding discrete events.

•	Capital expenditures to approximate $155 million.

Mr. Nye concluded, “Looking ahead, we are encouraged by numerous macro-economic indicators, including employment growth, which suggests increased construction activity. We expect private-sector construction to benefit from significant shale energy projects, improvements in general nonresidential construction and further recovery in the housing market. Additionally, following years of underinvestment at the federal level, we expect growth in state-level infrastructure funding initiatives to stimulate public-sector activity. We believe we are well positioned to capture these opportunities across our markets and build on our momentum to continue creating value for shareholders. We remain focused on further improving our balance sheet, increasing financial flexibility and enhancing our access to capital, all of which should fuel our long-term growth as we experience rapidly improving market conditions.”

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MLM Announces First-Quarter 2014 Results

April 29, 2014

RISKS TO OUTLOOK

The full-year outlook includes management’s assessment of the likelihood of certain risk factors that will affect performance. The most significant risks to the Corporation’s 2014 performance will be Congress’ actions and timing surrounding the expiration of MAP-21 in September and uncertainty over the funding mechanism for the Highway Trust Fund. Further, additional government shutdown(s) and the impact of The Patient Protection and Affordable Care Act may further erode consumer confidence, which may negatively impact investment in construction projects. While both MAP-21 and TIFIA credit assistance are excluded from the federal budget sequester and the U.S. debt ceiling limit, the ultimate resolution of these issues may have a significant impact on the economy and, consequently, construction activity. Other risks related to the Corporation’s future performance include, but are not limited to, both price and volume and include a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction, a decline in energy-related drilling activity resulting from certain regulatory or economic factors, a slowdown in the residential construction recovery, or some combination thereof; and a reduction in economic activity in the Corporation’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and declining coal traffic on the railroads. Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability. If these negatively affect transportation budgets more than in the past, construction spending could be reduced. North Carolina, a state that disproportionately affects the Corporation’s revenue and profitability, is among the states experiencing these fiscal pressures, although recent statistics indicate that transportation and tax revenues are increasing. The Specialty Products business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

The Corporation’s principal business serves customers in aggregates-related construction markets. This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, help to mitigate the risk of uncollectible receivables. The level of aggregates demand in the Corporation’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability. Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly. Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts. Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Corporation’s long-haul distribution network. The Specialty Products business is sensitive to changes in domestic steel capacity utilization and the absolute price and fluctuations in the cost of natural gas.

Transportation in the Corporation’s long-haul network, particularly the supply of rail cars and locomotive power to move trains, affects the Corporation’s ability to efficiently transport material into certain markets, most notably Texas, Florida and the Gulf Coast. The availability of trucks and drivers to transport the Corporation’s product, particularly in markets experiencing increased demand due to energy-sector activity, is also a risk. The Aggregates business is also subject to weather-related risks that can significantly affect production schedules and profitability. The first and fourth quarters are most adversely affected by winter weather. Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.

Risks to the outlook include shipment declines as a result of economic events beyond the Corporation’s control. In addition to the impact on nonresidential and residential construction, the Corporation is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

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MLM Announces First-Quarter 2014 Results

April 29, 2014

The Corporation’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its first-quarter 2014 earnings results on a conference call and online web simulcast today (April 29, 2014). The live broadcast of the Martin Marietta Materials, Inc. conference call will begin at 2:00 p.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s website.

For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 30484494.

Martin Marietta Materials, Inc. is the nation’s second largest producer of construction aggregates and a producer of magnesia-based chemicals and dolomitic lime. For more information about Martin Marietta Materials, Inc., refer to the Corporation’s website at www.martinmarietta.com.

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results. Forward-looking statements give the investor our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate,” “expect,” “should be,” “believe,” “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to, Congress’ actions and timing surrounding the expiration of MAP-21 in September and uncertainty over the funding mechanism for the Highway Trust Fund; the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in North Carolina, one of the Corporation’s largest and most profitable states, and Texas, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a slowdown in energy-related drilling activity; a slowdown in residential construction recovery; a reduction in shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate; violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC. Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation. The Corporation assumes no obligation to update any such forward-looking statements.

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MLM Announces First-Quarter 2014 Results

April 29, 2014

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Texas Industries (“TXI”) by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission (the “SEC”), including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks, as well as other risks associated with Martin Marietta’s proposed acquisition of TXI are also more fully discussed in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Martin Marietta filed with the SEC on March 3, 2014 in connection with the proposed acquisition. Martin Marietta and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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MLM Announces First-Quarter 2014 Results

April 29, 2014

Additional Information and Where to Find It

In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Martin Marietta and TXI and that also constitutes a prospectus of Martin Marietta (which registration statement has not yet been declared effective). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BY MARTIN MARIETTA OR TXI, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website, http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 24, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014. Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

(In millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net sales	$379.7	$344.1
Freight and delivery revenues	49.0	39.8

Total revenues	428.7	383.9

Cost of sales	353.9	331.3
Freight and delivery costs	49.0	39.8

Total cost of revenues	402.9	371.1

Gross profit	25.8	12.8

Selling, general and administrative expenses	34.2	37.6
Business development expenses	9.5	0.3
Other operating (income), net	(2.0)	(1.8)

Loss from operations	(15.9)	(23.3)

Interest expense	12.2	13.5
Other nonoperating expenses, net	3.5	0.6

Loss from continuing operations before income tax benefit	(31.6)	(37.4)
Income tax benefit	(8.5)	(8.4)

Loss from continuing operations	(23.1)	(29.0)

Loss on discontinued operations, net of related income tax benefit of $0.0 and $0.1, respectively	—	(0.3)

Consolidated net loss	(23.1)	(29.3)
Less: Net loss attributable to noncontrolling interests	(1.5)	(1.5)

Net loss attributable to Martin Marietta Materials, Inc.	$(21.6)	$(27.8)

Net loss per common share:
Basic from continuing operations attributable to common shareholders	$(0.47)	$(0.60)
Discontinued operations attributable to common shareholders	—	(0.01)

	$(0.47)	$(0.61)

Diluted from continuing operations attributable to common shareholders	$(0.47)	$(0.60)
Discontinued operations attributable to common shareholders	—	(0.01)

	$(0.47)	$(0.61)

Cash dividends per common share	$0.40	$0.40

Average number of common shares outstanding:
Basic and Diluted	46.3	46.0

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(In millions)

	Three Months Ended March 31,
	2014	2013
Net sales:
Aggregates Business:
Mid-America Group	$106.5	$110.2
Southeast Group	55.4	51.3
West Group	160.4	127.4

Total Aggregates Business	322.3	288.9
Specialty Products	57.4	55.2

Total	$379.7	$344.1

Gross profit (loss):
Aggregates Business:
Mid-America Group	$(1.5)	$(2.1)
Southeast Group	(2.9)	(4.9)
West Group	12.0	2.2

Total Aggregates Business	7.6	(4.8)
Specialty Products	18.8	19.6
Corporate	(0.6)	(2.0)

Total	$25.8	$12.8

Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$13.0	$13.2
Southeast Group	4.2	4.5
West Group	10.9	10.8

Total Aggregates Business	28.1	28.5
Specialty Products	2.4	2.5
Corporate	3.7	6.6

Total	$34.2	$37.6

Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$(11.8)	$(14.0)
Southeast Group	(6.1)	(8.4)
West Group	2.1	(8.1)

Total Aggregates Business	(15.8)	(30.5)
Specialty Products	16.3	17.1
Corporate	(16.4)	(9.9)

Total	$(15.9)	$(23.3)

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(In millions)

	Three Months Ended March 31,
	2014	2013
Net sales by product line:
Aggregates Business:
Aggregates	$263.9	$247.8
Asphalt	10.5	9.6
Ready Mixed Concrete	38.0	26.3
Road Paving	9.9	5.2

Total Aggregates Business	322.3	288.9
Specialty Products Business	57.4	55.2

Total	$379.7	$344.1

Gross profit (loss) by product line:
Aggregates Business:
Aggregates	$10.1	$2.1
Asphalt	(1.4)	(2.5)
Ready Mixed Concrete	2.9	(0.1)
Road Paving	(4.0)	(4.3)

Total Aggregates Business	7.6	(4.8)
Specialty Products Business	18.8	19.6
Corporate	(0.6)	(2.0)

Total	$25.8	$12.8

Depreciation	$40.1	$40.8
Depletion	1.1	1.0
Amortization	1.3	1.2

	$42.5	$43.0

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Balance Sheet Data

(In millions)

	March 31, 2014	December 31, 2013	March 31, 2013
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$35.8	$42.4	$37.3
Accounts receivable, net	242.6	245.4	202.2
Inventories, net	354.7	347.3	347.6
Other current assets	125.1	120.3	128.6
Property, plant and equipment, net	1,793.5	1,799.2	1,732.1
Intangible assets, net	664.4	665.2	665.9
Other noncurrent assets	39.2	40.0	41.1

Total assets	$3,255.3	$3,259.8	$3,154.8

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$12.4	$12.4	$5.7
Other current liabilities	181.4	198.1	163.0
Long-term debt (excluding current maturities)	1,055.5	1,018.5	1,072.9
Other noncurrent liabilities	461.7	455.9	503.1
Total equity	1,544.3	1,574.9	1,410.1

Total liabilities and equity	$3,255.3	$3,259.8	$3,154.8

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

(In millions)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Consolidated net loss	$(23.1)	$(29.3)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	42.5	43.0
Stock-based compensation expense	1.4	1.2
Gains on divestitures and sales of assets	(1.1)	(0.7)
Deferred income taxes	(5.1)	3.4
Excess tax benefits from stock-based compensation	(0.6)	(0.6)
Other items, net	1.2	0.8
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	2.8	20.3
Inventories, net	(7.4)	(14.6)
Accounts payable	(4.8)	(6.5)
Other assets and liabilities, net	0.8	1.6

Net cash provided by operating activities	6.6	18.6

Investing activities:
Additions to property, plant and equipment	(36.9)	(21.9)
Acquisitions, net	—	(2.6)
Proceeds from divestitures and sales of assets	1.4	1.6

Net cash used for investing activities	(35.5)	(22.9)

Financing activities:
Borrowings of long-term debt	60.0	60.0
Repayments of long-term debt	(23.1)	(29.4)
Payments on capital leases	(0.5)	—
Change in bank overdraft	(2.6)	—
Dividends paid	(18.6)	(18.5)
Issuances of common stock	6.5	3.5
Excess tax benefits from stock-based compensation	0.6	0.6

Net cash provided by financing activities	22.3	16.2

Net (decrease) increase in cash and cash equivalents	(6.6)	11.9
Cash and cash equivalents, beginning of period	42.4	25.4

Cash and cash equivalents, end of period	$35.8	$37.3

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended March 31, 2014
	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	(5.3%)	2.0%
Southeast Group	(2.5%)	3.5%
West Group	21.5%	(2.6%)
Heritage Aggregates Operations	6.9%	(1.5%)
Aggregates Product Line (3)	8.1%	(1.3%)

	Three Months Ended March 31,
Shipments (tons in thousands)	2014	2013
Heritage Aggregates Product Line: (2)
Mid-America Group	8,550	9,028
Southeast Group	3,724	3,820
West Group	12,068	9,931

Heritage Aggregates Operations	24,342	22,779
Acquisitions	277	—
Divestitures (4)	—	—

Aggregates Product Line (3)	24,619	22,779

(1)	Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2)	Heritage Aggregates product line excludes volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period and excludes divestitures.
(3)	Aggregates product line includes all acquisitions from the date of acquisition and divestitures through the date of disposal.
(4)	Divestitures include the tons related to divested aggregates product line operations up to the date of divestiture.

	Three Months Ended March 31,
	2014	2013
Unit Shipments by Product Line (in thousands):

Aggregates tons - external customers	23,719	22,121
Internal aggregates tons used in other product lines	900	658

Total aggregates tons	24,619	22,779

Asphalt tons - external customers	248	226
Internal asphalt tons used in road paving business	78	35

Total asphalt tons	326	261

Ready Mixed Concrete - cubic yards	407	329

Average unit sales price by product line (including internal sales):

Aggregates	$10.82/ton	$10.97/ton

Asphalt	$42.26/ton	$42.38/ton

Ready Mixed Concrete	$89.27/cubic yard	$81.71/cubic yard

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures. The Corporation presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Corporation’s operating results. Further, management believes it is consistent with the basis by which investors analyze the Corporation’s operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup. Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). The following tables present the calculations of gross margin and operating margin for the three months ended March 31, 2014, and 2013, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended March 31,
	2014	2013
Gross profit	$25.8	$12.8

Total revenues	$428.7	$383.9

Gross margin	6.0%	3.3%

	Three Months Ended March 31,
Gross Margin Excluding Freight and Delivery Revenues	2014	2013

Gross profit	$25.8	$12.8

Total revenues	$428.7	$383.9
Less: Freight and delivery revenues	(49.0)	(39.8)

Net sales	$379.7	$344.1

Gross margin excluding freight and delivery revenues	6.8%	3.7%

Operating Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended March 31,
	2014	2013
Loss from operations	$(15.9)	$(23.3)

Total revenues	$428.7	$383.9

Operating margin	(3.7%)	(6.1%)

Operating Margin Excluding Freight and Delivery Revenues	Three Months Ended March 31,
	2014	2013
Loss from operations	$(15.9)	$(23.3)

Total revenues	$428.7	$383.9
Less: Freight and delivery revenues	(49.0)	(39.8)

Net sales	$379.7	$344.1

Operating margin excluding freight and delivery revenues	(4.2%)	(6.8%)

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars, other than earnings per share amounts, and number of shares in millions)

Adjusted consolidated loss from operations and adjusted loss per diluted share for the quarter ended March 31, 2014, exclude the impact of business development expenses related to the proposed combination with Texas Industries, Inc., and represent non-GAAP financial measures. Management presents these measures for investors and analysts to evaluate and forecast the Corporation’s financial results, as these business development expenses are nonrecurring costs.

The following shows the calculation of the impact of business development expenses related to the proposed combination with Texas Industries, Inc., on the loss per diluted share for the quarter ended March 31, 2014:

Business development expenses related to the proposed business combination with Texas Industries, Inc.	$9.5
Income tax benefit	(3.8)

After-tax impact of business development expenses related to the proposed business combination with Texas Industries, Inc.	$5.7

Diluted average number of common shares outstanding	46.3

Per diluted share impact of business development expenses related to the proposed business combination with Texas Industries, Inc.	$(0.12)

The following reconciles the loss per diluted share in accordance with generally accepted accounting principles for the quarter ended March 31, 2014, to adjusted loss per diluted share, which excludes the impact of business development expenses related to the proposed business combination with Texas Industries, Inc.:

Loss per diluted share in accordance with generally accepted accounting principles	$(0.47)
Add back: per diluted share impact of business development expenses related to the proposed business combination with Texas Industries, Inc.	0.12

Adjusted loss per diluted share	$(0.35)

The following reconciles consolidated loss from operations in accordance with generally accepted accounting principles for the quarter ended March 31, 2014, to adjusted consolidated loss from operations, which excludes the impact of business development expenses related to the proposed business combination with Texas Industries, Inc.

Consolidated loss from operations in accordance with generally accepted accounting principles	$(15.9)
Add back: business development expenses related to the proposed business combination with Texas Industries, Inc.	9.5

Adjusted consolidated loss from operations	$(6.4)

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MLM Announces First-Quarter 2014 Results

April 29, 2014

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing twelve months is a covenant under the Corporation’s revolving credit facility, term loan facility and accounts receivable securitization facility. Under the terms of these agreements, as amended, the Corporation’s ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing twelve months can not exceed 3.50 times as of March 31, 2014, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-twelve months at March 31, 2014. For supporting calculations, refer to Corporation’s website at www.martinmarietta.com.

Twelve-Month Period April 1, 2013 to March 31, 2014
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$128.0
Add back:
Interest expense	52.2
Income tax expense	43.9
Depreciation, depletion and amortization expense	168.0
Stock-based compensation expense	7.2
Deduct:
Interest income	(0.4)

Consolidated EBITDA, as defined	$398.9

Consolidated Debt, including debt guaranteed by the Corporation, at March 31, 2014	$1,091.4
Less: Unrestricted cash and cash equivalents in excess of $50 at March 31, 2014	—

Consolidated Net Debt, as defined, at March 31, 2014	$1,091.4

Consolidated Debt-to-Consolidated EBITDA, as defined, at March 31, 2014 for the trailing twelve-month EBITDA	2.74 times

EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow. For further information on EBITDA, refer to the Corporation’s website at www.martinmarietta.com. EBITDA is as follows for the three months ended March 31, 2014 and 2013.

	Three Months Ended March 31,
	2014	2013
Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$24.2	$19.9

A reconciliation of Net Loss Attributable to Martin Marietta Materials, Inc. to EBITDA is as follows:

	Three Months Ended March 31,
	2014	2013
Net Loss Attributable to Martin Marietta Materials, Inc.	$(21.6)	$(27.8)
Add back:
Interest Expense	12.2	13.5
Income Tax Benefit for Controlling Interests	(8.4)	(8.4)
Depreciation, Depletion and Amortization Expense	42.0	42.6

EBITDA	$24.2	$19.9

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